Exhibit 5

March 15, 2022

Porter Wright

Morris & Arthur LLP

41 South High Street

Suites 2800-3200

Columbus, OH 43215

Fax:  614.227.2100

Main:  614.227.2000

www.porterwright.com

CHICAGO
CINCINNATI
CLEVELAND
COLUMBUS
DAYTONA
NAPLES
PITTSBURGH
WASHINGTON, DC

Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio  45764

Ladies and Gentlemen:

       With respect to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission by Rocky Brands, Inc., an Ohio corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of 20,000 common shares of the Company, without par value (the “Shares”) to be issued pursuant to the Rocky Brands, Inc. 2021 Inducement Option Plan (the “Plan”), we advise you as follows:

       We are counsel for the Company and have participated in the preparation of the Registration Statement.  We have reviewed the Company’s Second Amended and Restated Articles of Incorporation, as amended, the corporate action taken to date in connection with the Registration Statement and the registration of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

    Based upon the foregoing and in reliance thereon, we are of the opinion that when the Shares shall have been issued and paid for in accordance with the provisions of the Plan, those Shares will be validly issued, fully paid and nonassessable.

    We are opining herein only as to the effect of the federal laws of the United States, the law of the State of Ohio, including the statutory provisions, all applicable provisions of the Ohio Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

    We consent to the filing of this opinion as an exhibit to the Registration Statement.

    Very truly yours,

     /s/ Porter Wright Morris & Arthur LLP

     PORTER WRIGHT MORRIS & ARTHUR LLP